Exhibit 99.1

GLOBAL EAGLE REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2018

Strong revenue growth in both Media & Content and Connectivity segments

Operating expense savings initiative remains on track

Initial Air France installations have been completed

LOS ANGELES, CA, November 8, 2018—Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle,” the “Company” or “we”), a leading provider of media, content, connectivity and data analytics to markets across air, sea and land, today announced financial results for the third quarter ended September 30, 2018. For the third quarter of 2018, Global Eagle recorded revenue of $164 million; incurred a net loss of $43.2 million; and generated Adjusted EBITDA* of $18.4 million.

During the third quarter, Global Eagle’s market-leading Media & Content segment continued to benefit from strong growth in revenue and healthy gross margins. Media & Content segment revenue grew 13% in the third quarter of 2018 versus the prior year period, with a gross margin of 29.7%. This growth was primarily attributable to content programming for previously announced new customer contracts as well as expanded content programming for several of our existing partners. Our Media & Content segment recently secured key wins with United Airlines and two additional leading global airlines. We expect these new wins to have a positive impact on Media & Content revenue growth in 2019.

Global Eagle’s Connectivity segment is the leading provider of satellite-based passenger connectivity for single-aisle airliners and the leading broadcaster of live television to the aviation and maritime markets. During the third quarter, an existing customer awarded us more than 50 additional aircraft above our projected aircraft growth with that customer. We increased investment in satellite network capacity and working capital during 2018 to support aircraft activations and expect our Connectivity segment’s gross margin to recover in 2019 as these retrofit and linefit aircraft are activated. In addition, we finalized our Air France contract during the third quarter and commenced installations on Air France with our newly certified three-axis antenna capable of more than 400 Mbps throughput to each aircraft. Our cruise-and-ferry business experienced double-digit growth versus the prior-year quarter and secured three-year contract renewals with two of our largest cruise-and-ferry customers, and our government and Brazil businesses continue to build both revenue and backlog.

“We are focused on running a healthy core business, driving profitable growth and continuing our transformation,” commented Josh Marks, CEO of Global Eagle. “Our healthy core business is evident in expanded relationships with existing customers across our business. We are driving profitable growth through key wins that will reinforce our growth in 2019 and beyond. Our transformation continues through planned global footprint consolidation, simplification of our management structure, IT programs that will increase efficiency and automation, and operating expense reductions.”

“Our operating expense savings initiative is on track to achieve our targeted run rate reduction of 10-15% as we exit the year,” said Paul Rainey, CFO of Global Eagle. “In addition to lowering operating expenses, we have been successful in lowering our non-core cash expenses as reflected in our Adjusted EBITDA reconciliation, which is a critical component to improving our cash generation.”

Third Quarter Summary

•

Total revenue for the third quarter of 2018 was $164 million, an 8.2% increase over the prior-year period. This increase was driven by growth in both our Media & Content and Connectivity segments. Revenue growth in our Media & Content segment was driven by a ramp up of previously announced new customers as well as expanded content programming for existing customers. In our Connectivity segment, service revenue from new and existing aircraft, marine-vessel and land-site installations drove revenue growth.

•

Net loss for the third quarter of 2018 was $43.2 million, down $9.7 million over the prior-year period. The decrease in net loss was driven by higher licensing and services revenue, as well as lower operating expenses in the third quarter of 2018. The drivers of the higher licensing and services revenue growth are noted above. The lower operating expenses were driven by our operating expense savings initiative and lower non-core expenses. Our operating-expense improvement was driven by our continued integration of our prior acquisitions, including facilities rationalization, headcount reductions, labor insourcing and our implementation of additional IT technologies supporting our business. Lower non-core expenses were driven by lower delayed audit expenses.

•

Adjusted EBITDA for the third quarter of 2018 was $18.4 million, which was a 21.7% increase over the prior-year period. Adjusted EBITDA growth was primarily driven by higher revenue growth and lower operating expenses as outlined above.

Webcast

We will host a live webcast on Thursday, November 8, 2018 at 5:00 p.m. EDT (2:00 p.m. PDT). We will make the webcast and accompanying slide presentation available on the Investor Relations section of our website at http://investors.geemedia.com/events-and-presentations. We will maintain an archive of the webcast on our website for 30 days following the event.

About Global Eagle

Global Eagle is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,400 employees and 50 offices on six continents, the Company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Contact:

Peter A. Lopez

Vice President, Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

pr@geemedia.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity. Further, we note that Adjusted EBITDA as presented herein is defined and calculated differently than the “Consolidated EBITDA” definition in our senior secured credit agreement and in our second lien notes, which Consolidated EBITDA definition we use for financial-covenant-compliance purposes and as a measure of our liquidity. For a reconciliation of Adjusted EBITDA to its most comparable measure under GAAP, please see the table entitled “Reconciliation of GAAP to Non-GAAP Measure” at the end of this press release.

Adjusted EBITDA is one of the primary measures used by our management and Board of Directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is one of the primary measures used by the Compensation Committee of our Board of Directors to establish the funding targets for (and subsequent funding of) our Annual Incentive Plan bonuses for our employees. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by our management in their financial and operational decision-making and because our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as net income (loss) before (a) interest expense (income), (b) income tax expense (benefit) and (c) depreciation and amortization (including relating to equity-method investments) and (gain) loss on disposal and impairment of fixed assets, and we then further adjust that result to exclude (when applicable in the period) (1) change in fair value of financial instruments, (2) other (income) expense, including primarily, (gains) losses from investments and foreign-currency-transaction (gains) losses, (3) goodwill impairment expense, (4) stock-based compensation expense, (5) strategic-transaction, integration and realignment expenses (as described below), (6) auditor and third-party professional fees and expenses related to our internal-control deficiencies (and the remediation thereof) and complications in our audit process relating to our control environment, (7) excess content expenses (as described below), (8) non-ordinary-course legal expenses (as described below), (9) losses on significant customer bankruptcies (as described below) and (10) restructuring expenses pursuant to our September 2014 integration plan. Management does not consider these items to be indicative of our core operating results.

“Excess content expenses” includes the additional purchasing costs that we incurred in 2017 to procure movie content for our customers, notwithstanding that we could have procured equivalent content under our (preferential-pricing) output arrangements with major studios. We incurred these additional costs because we could not timely identify and measure our movie-content expenditures and procurement during the period due to weaknesses in our control environment.

“Losses on significant customer bankruptcies” includes (1) our provision for bad debt associated with the bankruptcies of Air Berlin and Alitalia (two of our Media & Content customers) in 2017, together with (2) the costs (e.g., content acquisition fees) that we incurred to maintain service to those customers during their bankruptcy proceedings in order to preserve the customer relationship.

“Non-ordinary-course legal expenses” includes third-party professional fees and expenses associated with the securities class-action lawsuits filed against us in 2017 and non-ordinary-course employment and intellectual-property-infringement disputes.

“Strategic-transaction, integration and realignment expenses” includes (1) transaction- and procurement-related expenses and costs (including third-party professional fees) attributable to acquisition, financing, investment and other strategic-transaction activities (including for new product and proof-of-concept testing), (2) integration and realignment expenses and allowances, (3) employee-severance, -retention and -relocation expenses, (4) purchase-accounting adjustments for deferred revenue, costs and credits associated with companies and businesses that we have acquired through our M&A activities, (5) service-level-agreement penalties incurred during our Eagle-1 migration and setup in its new orbital slot in 2017, and (6) claims at companies or businesses that we acquired through our M&A activities for underlying liabilities that pre-dated our acquisition of those companies or businesses. In respect of clause (6) in this definition, we include (i.e., exclude from net income (loss)) any estimated loss contingencies and provisions for legal settlements relating to those liabilities.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to our expected Adjusted EBITDA, revenue and margin growth in future periods, our aviation-connectivity installations in future periods, our business and financial-performance outlook, industry, business strategy, plans, business and M&A integration activities, operating-expense and cost-structure improvements and reductions, international expansion, future technologies, future operations, margins, profitability, future efficiencies, ability to generate positive cash flow from operating activities, and other financial and operating information. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

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our ability to timely remediate material weaknesses in our internal control over financial reporting; the effect of those weaknesses on our ability to report and forecast our operations and financial performance; and the impact of our remediation efforts (and associated management time and costs) on our liquidity and financial performance;

•	our ability to maintain effective disclosure controls and internal control over financial reporting;

•	any future restructuring activities may prove detrimental to our operations and sales and our ability to achieve our operating-expense and cost-structure improvements and reductions;

•	our dependence on the travel industry;

•	future acts or threats of terrorism;

•	our dependence on our existing relationship and agreement with Southwest Airlines;

•	our ability to obtain new customers and renew agreements with existing customers;

•	our customers’ solvency, inability to pay and/or delays in paying us for our services;

•	our ability to achieve positive cash flow from operating activities and access additional sources of liquidity, if needed;

•	our ability to retain and effectively integrate and train key members of senior management;

•	our ability to recruit, train and retain highly skilled technical employees, particularly in our finance and IT functions;

•	our ability to receive the anticipated cash distributions or other benefits from our investment in the Wireless Maritime Services joint venture;

•	customer attrition due to direct arrangements between satellite providers and customers;

•	the effect of a variety of complex U.S. and foreign tax laws and regimes due to the global nature of our business;

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our need to invest in and develop new broadband technologies and advanced communications and secure networking systems, products and services and antenna technologies as well as their market acceptance;

•	our ability to continue to be able to make claims for e-business and multimedia tax credits in Canada;

•	our exposure to foreign currency risks;

•	increased demand by customers for greater bandwidth, speed and performance and increased competition from new technologies and market entrants;

•	our reliance on “sole source” service providers and other third parties for key components and services that are integral to our product and service offerings;

•	the potential need to materially increase our investments in product development and equipment beyond our current investment expectations;

•

our ability to expand our international operations and the risks inherent in our international operations, especially in light of current trade and national-security disputes between the United States and China (which may adversely impact our ability to conduct business in that market);

•

service interruptions or delays, technology failures, damage to equipment or software defects or errors and the resulting impact on our reputation and ability to attract, retain and serve our customers;

•	equipment failures or software defects or errors that may damage our reputation or result in claims in excess of our insurance or warranty coverage;

•	satellite failures or degradations in satellite performance;

•	our ability to integrate businesses or technologies we have acquired or may acquire in the future;

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increased on-board use of personal electronic devices and content accessed and downloaded prior to travel and our ability to compete as a content provider against “over the top” download services and other companies that offer in-flight entertainment products;

•	pricing pressure from suppliers and customers in our Media & Content segment and a reduction in the aviation industry’s use of intermediary content service providers (such as us);

•	a reduction in the volume or quality of content produced by studios, distributors or other content providers;

•	a reduction or elimination of the time between our receipt of content and it being made available to the rental or home viewing market (i.e., the “early release window”);

•	increased competition in the in-flight entertainment (“IFE”) and in-flight connectivity (“IFC”) system supply chain;

•	our ability to plan expenses and forecast revenue due to the long sales cycle of many of our Media & Content segment’s products;

•	our use of fixed-price contracts for satellite bandwidth and potential cost differentials that may lead to losses if the market price for our services declines relative to our committed cost;

•	our use of fixed-price contracts in our Media & Content segment that may lead to losses in the future if the market price for our services declines relative to our committed cost;

•	our ability to develop new products or enhance those we currently provide in our Media & Content segment;

•	our ability to successfully implement a new enterprise resource planning system;

•	our ability to protect our intellectual property;

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the effect of cybersecurity attacks, data or privacy breaches, data or privacy theft, unauthorized access to our internal systems or connectivity or media and content systems, or phishing or hacking, especially in light of recently publicized security incidents affecting our industry and our systems;

•	the costs to defend and/or settle current and potential future civil intellectual property lawsuits (including relating to music and other content infringement) and related claims for indemnification;

•	changes in regulations and our ability to obtain regulatory approvals to provide our services or to operate our business in particular countries or territorial waters;

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compliance with U.S. and foreign regulatory agencies, including the Federal Aviation Administration (“FAA”) and Federal Communications Commission (“FCC”) and their foreign equivalents in the jurisdictions in which we and our customers operate;

•	changes in government regulation of the Internet, including e-commerce or online video distribution;

•	our ability to comply with trade, export, anti-money laundering and anti-bribery practices and data protection laws, especially the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act;

•	limitations on our cash flow available to make investments due to our substantial indebtedness and our ability to generate sufficient cash flow to make payments thereon;

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our ability to repay the principal amount of our bank debt, second lien notes due June 30, 2023 (the “Second Lien Notes”) and/or 2.75% convertible senior notes due 2035 (the “Convertible Notes”) at maturity, to raise the funds necessary to settle conversions of our Convertible Notes or to repurchase our Convertible Notes upon a fundamental change or on specified repurchase dates or due to future indebtedness;

•	the conditional conversion of our Convertible Notes;

•	the effect on our reported financial results of the accounting method for our Convertible Notes;

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the impact of the fundamental change repurchase feature and change of control repurchase feature of the securities purchase agreement governing our Second Lien Notes on our price or potential as a takeover target;

•	the dilution or price depression of our common stock that may occur as a result of the conversion of our Convertible Notes and/or Searchlight warrants;

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our ability to meet the continued listing requirements of The Nasdaq Stock Market (“Nasdaq”), in particular given our recent history of delinquent periodic filings with the U.S. Securities and Exchange Commission (“SEC”) and the need to maintain a minimum $1.00 per share stock price pursuant to Nasdaq rules;

•	our eligibility to use Form S-3 to register the offer and sale of securities, which Form we are not currently eligible to use;

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uninsured or underinsured costs associated with stockholder litigation and any uninsured or underinsured indemnification obligations with respect to current and former executive officers and directors;

•	conflicts between our interests and the interests of our largest stockholders;

•	volatility of the market price of our securities;

•	anti-takeover provisions contained in our charter and bylaws;

•	the dilution of our common stock if we issue additional equity or convertible debt securities; and

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other risks and factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on April 2, 2018 and in any subsequently filed Quarterly Reports on Form 10-Q.

The forward-looking statements herein speak only as of the date the statements are made (which is the date of this press release). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Financial Information

The table below presents financial results for the three and nine months ended September 30, 2018 and 2017.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Licensing and services	157,604	143,610	460,560	433,400
Equipment	6,423	7,927	25,927	26,471

Total revenue	164,027	151,537	486,487	459,871
Cost of sales:
Licensing and services	123,126	105,830	357,523	317,624
Equipment	5,443	7,121	15,859	23,956

Total cost of sales	128,569	112,951	373,382	341,580

Gross margin	35,458	38,586	113,105	118,291
Operating Expenses:
Sales and marketing	8,989	9,332	29,499	30,376
Product development	7,477	11,328	25,536	26,921
General and administrative	31,620	39,129	100,384	109,372
Provision for legal settlements	(509)	310	(134)	785
Amortization of intangible assets	9,447	10,981	30,367	32,849
Goodwill impairment	—	—	—	78,000

Total operating expenses	57,024	71,080	185,652	278,303
Loss from operations	(21,566)	(32,494)	(72,547)	(160,012)
Other income (expense):
Interest expense, net	(20,048)	(18,164)	(55,399)	(43,935)
Loss on extinguishment of debt	—	—	—	(14,389)
Income from equity method investments	2,022	1,770	3,611	3,911
Change in fair value of derivatives	(196)	196	(287)	2,672
Other (expense) income, net	(588)	(123)	(936)	38

Loss before income taxes	(40,376)	(48,815)	(125,558)	(211,715)
Income tax expense	2,852	4,153	1,865	10,993

Net loss	(43,228)	(52,968)	(127,423)	(222,708)

Net loss per share – basic and diluted	(0.47)	(0.59)	(1.40)	(2.57)

Weighted average shares outstanding – basic and diluted	91,408	89,194	91,101	86,710

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
CURRENT ASSETS:
Cash and cash equivalents	$31,731	$48,260
Restricted cash	801	3,608
Accounts receivable, net	99,678	113,545
Inventories	38,381	28,352
Prepaid expenses	16,141	13,486
Other current assets	17,261	20,923

TOTAL CURRENT ASSETS:	203,993	228,174
Content library	7,143	8,686
Property, plant and equipment, net	182,777	195,029
Goodwill	159,610	159,696
Intangible assets, net	92,210	122,582
Equity method investments	135,975	137,299
Other non-current assets	12,439	9,118

Total Assets	$794,147	$860,584

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	167,135	205,036
Deferred revenue	10,892	6,508
Current portion of long-term debt	20,946	20,106
Other current liabilities	9,137	7,785

TOTAL CURRENT LIABILITIES:	208,110	239,435
Deferred revenue, non-current	1,116	1,079
Long-term debt	666,493	598,958
Deferred tax liabilities	7,776	16,247
Other non-current liabilities	30,573	30,340

Total Liabilities	914,068	886,059
Stockholders’ Equity
Common stock	10	10
Treasury stock	(30,659)	(30,659)
Additional paid-in capital	811,906	779,565
Subscriptions receivable	(597)	(578)
Accumulated deficit	(900,281)	(773,791)
Accumulated other comprehensive loss	(300)	(22)

Total Stockholder’s Deficit	(119,921)	(25,475)

Total Liabilities and Stockholders’ Equity	$794,147	$860,584

Global Eagle Entertainment Inc.

Reconciliation of GAAP to Non-GAAP Measure

(In thousands)

(Unaudited)

	Three Months Ended September 30,
Net loss to Adjusted EBITDA reconciliation	2018	2017
Net loss	(43,228)	(52,968)
Interest expense, net	20,048	18,164
Income tax expense	2,852	4,153
Depreciation and amortization and loss on disposal and impairment of fixed assets	27,316	25,385
Change in fair value of financial instruments	196	(196)
Other (income) expense	588	123
Goodwill impairment expense	—	—
Stock-based compensation expense	3,918	1,158
Strategic-transaction, integration and realignment expenses	4,259	6,322
Internal-control and delayed audit expenses	2,057	11,662
Excess content expenses	—	631
Non-ordinary-course legal expenses	409	701
Losses on significant customer bankruptcies	—	—

Adjusted EBITDA	18,415	15,135

See “About Non-GAAP Financial Measures” above, including our definition of Adjusted EBITDA described therein.